EXHIBIT 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Pharmaceutical Product Development, Inc. and its subsidiaries on Form S-8 (File No. 333-20925) of our report dated February 2, 1999, on our audits of the consolidated financial statements of Pharmaceutical Product Development, Inc. and its subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this annual report on Form 10-K.




PRICEWATERHOUSECOOPERS LLP


Raleigh, North Carolina
March 3, 1999